EXHIBIT 4.1

                  REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT, dated as of April 14,1999 (this "Agreement"), is made by and among nStor Technologies, Inc., a Delaware corporation (the "Company"), and Bernard Marden (the
"Investor").

                       W I T N E S S E T H:

     WHEREAS, in connection with the Convertible Subordinated
Promissory Note, of even date herewith between the Investor and the Company (the "Note"), the Investor has agreed, upon the terms and subject to the conditions of the Note, to loan a total of $1.0 million to the Company;

     WHEREAS, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws with respect to the shares of the Company's common stock (the "Shares") issuable upon the conversion of the Note;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

     1.   Definitions.

          (a) As used in this Agreement, the following terms shall have the following meanings:

               (i) "register," "registered" and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements on Form S-3 or another form acceptable to Investor in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415") and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission ("SEC").

               (ii) "Registration Statement" means a registration statement under the Securities Act.

               (iii) "Common Stock" shall mean the common stock of the Company, par value $.05 per share.

          (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Note.


     2.   Registration.

          (a) The Company shall prepare and file with the SEC, no later than 180 days from the date hereof, a registration statement on Form S-3 covering the Shares.

          (b) The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Investor of the Registerable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

          (c) Notwithstanding the registration of the resale of Common Stock in accordance with Section 2(a), if at any time of offer and sale of such Common Stock such securities can be sold pursuant to Rule 144 promulgated under the Securities Act ("Rule 144") in the manner, amount and on such terms as the Investor wishes to offer and sell such securities, the Investor may endeavor to offer and sell such securities pursuant to Rule 144.

     3. Obligations of the Company. In connection with the registration of the Common Stock, the Company shall:

          (a) Prepare and file with the SEC promptly (but in no event later than the applicable time periods set forth in Section 2(a)) a Registration Statement or Statements with respect to the Common stock and thereafter use its best efforts to cause the Registration Statement to become effective as soon as possible after such filing, and keep the Registration Statement, if the Registration Statement utilizes to Rule 415, effective at all times until such date as is two years, after the date such Registration Statement is first ordered effective by the SEC. In any case, the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) filed by the Company shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

          (b) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective for the time periods set forth in
Section 3(a);

          (c) Furnish to the Investor (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Common Stock owned by the Investor;

          (d) Use reasonable efforts to (i) register and qualify the Common Stock covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the may reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times that the Registration Statement is required to be effective under Section 3(a) hereof and (iv) take all other actions reasonably necessary or advisable to qualify the Common Stock for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (I) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (II) subject itself to general taxation in any such jurisdiction, (III) file a general consent to service of process in any such jurisdiction, (IV) provide any undertakings that cause more than nominal expense or burden to the Company or (V) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

          (e) As promptly as practicable after becoming aware of such event, notify the Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Investor as the Investor may reasonably request;

          (f) As promptly as practicable after becoming aware of such event, notify the of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

          (g) Permit counsel designated as selling stockholders' counsel by the Investor to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects;

          (h) Make available for inspection by the Investor, any underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by the Investor or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence (making such confidential information known only to officers, agents or employees thereof who have a need to know), shall not use any information so obtained for any purpose other than preparation or review of the registration statement, and shall not make any disclosure (except to an Investor or underwriter) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is requested pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector or Investor until and unless the Investor or Inspector shall have entered into confidentiality agreements (in a form as is customary in similar circumstances) with the Company with respect thereto, substantially in the form of this Section 3(h). The Investor agrees that he shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to Section 4(a) hereof unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration
Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Investor, to undertake, at Investor's expense, appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

          (i) Use its best efforts either to (i) cause all the Common Stock covered by the Registration Statement to be listed on the American Stock Exchange or other national securities exchange and on each additional national securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Common Stock is then permitted under the rules of such exchange or (ii) secure designation of all the Common Stock covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System ("Nasdaq") "national market system security" within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Common Stock on the Nasdaq National Market System; or, if, despite the Company's best efforts to satisfy the preceding clause (i) or
(ii), the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Common Stock;

          (j) Provide a transfer agent and registrar, which may be a single entity, for the Common Stock not later than the effective date of the Registration Statement;

          (k) Cooperate with the Investor to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Common Stock to be sold pursuant to the denominations or amounts as the case may be, and registered in such names as the Investor may reasonably request; and

          (l) take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Common
Stock pursuant to the Registration Statement.

     4. Obligations of the Investor. In connection with the registration of the Common Stock, the Investor shall have the following obligations:

          (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Investor that the Investor shall furnish to the Company such information regarding itself and the intended method of disposition of the Common Stock held by it as shall be reasonably required to effect the registration of the Common Stock and shall execute such documents in connection with such registration as the Company may reasonably request. At least fifteen (15) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Investor of the information the Company requires from the Investor (the "Requested Information"). For each day that the Requested Information is not received beginning five business days from the date of its request, the Company shall have the right to extend the period for filing set forth Section 2(a) hereof by one day.

          (b) The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.

          (c) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), the Investor will immediately discontinue disposition of Common Stock pursuant to the Registration Statement until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession, of the prospectus covering such Common Stock current at the time of receipt of such notice;

          (d) In the event the Investor determines to engage the services of an underwriter, the Investor agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Common Stock.

     5. Expenses of Registration. All expenses (other than brokerage commissions or discounts) incurred in connection with registrations, filings or qualifications pursuant to Section 2, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Investor shall bear the fees and out-of-pocket expenses of the one legal counsel selected by the Investor pursuant to Section 3(g) hereof.

     6.   Indemnification.

          (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless the Investor, any underwriter (as defined in the Securities Act) for the Investor, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively "Claims") to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse the Investor and each such underwriters or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) (I) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (II) with respect to any preliminary prospectus shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Common Stock that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented;
(III) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or cause to be delivered the prospectus made available by the Company; and (IV) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

          (b) By the Investor. In connection with any Registration Statement in which an Investor is participating, the Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs (I) in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in connection with such Registration Statement or (II) the Investor's violation of Regulation M; and the Investor will promptly reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim;
provided, however, that the indemnity agreement contained in this
Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Common
Stock by the Investor. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

          (c) The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing by such persons expressly for inclusion in the Registration Statement.

          (d) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable written opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party or other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Investor. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

          (e) Contribution. To the extent any indemnification provided for herein is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under
Section 6 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no seller of Common Stock guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Common Stock who was not guilty of such fraudulent misrepresentation and (iii) contribution by any seller of Common Stock shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Common Stock.

     7. Reports under Exchange Act. With a view to making available to the Investor the benefits of Rule 144 or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without Registration, until such time as the Investor has sold all the Common Stock pursuant to a Registration Statement or Rule 144, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to the Investor so long as the Investor owns Common Stock, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without Registration. In addition, Investor shall continue to receive a monthly report from the Company.

     8. Assignment of the Registration Rights. The rights to have the Company register Common Stock pursuant to this Agreement may not be assigned unless the Company agrees to the assignment in writing.

     9. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor. Any amendment of waiver effected in accordance with this Section 9 shall be binding upon the Investor and the Company.

     10.  Miscellaneous.

          (a) If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Common Stock, the company shall act upon the basis of instructions, notice or election received from the registered owner of such Common Stock.

          (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or when sent by registered mail, return receipt requested, addressed (i) if to the Company, at nStor Technologies, Inc., 100 Century Blvd., West Palm Beach, FL 33417, attn: Mark Levy, and (ii) if to the Investor, at the address set forth under its name in the Subscription Agreement, or at such other address as each such party furnishes by notice given in accordance with this Section 10(b), and shall be effective, when personally delivered, upon receipt, and when so sent by certified mail, four business days after deposit with the United States Postal Service.

          (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          (d) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Florida applicable to the agreements made and to be performed entirely within such state, without giving effect to rules governing the conflict of laws. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

          (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

          (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          (h) The headings in the Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This
Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

          nSTOR TECHNOLOGIES, INC.


               /s/ Mark F. Levy
          By:_____________________________________
             Mark F. Levy, Vice President


          INVESTOR

               /s/ Bernard Marden
          ________________________________________
          Bernard Marden



Exhibit 4.2

                      SUBSCRIPTION AGREEMENT

     nStor Technologies, Inc., a Delaware corporation (the
"Company"), and Bernard Marden (the "Investor"), hereby agree as follows:

     11.  Sale and Purchase of Shares.

          (a)  Subject to the prior approval of the Company's
Board of Directors, the Company agrees to issue to the Investor, and the Investor agrees to purchase from the Company, on the terms and conditions set forth in this Subscription Agreement (the "Agree-ment"), 500,000 shares (the "Shares") of the Company's common stock, par value $0.05 per share (the "Common Stock").

          (b) The Company shall issue the Shares in consideration of, and against payment by, the Investor of One Million Dollars
($1,000,000), by wire transfer to an account designated by the Company.

          (c) The closing shall take place at such time and place as shall be mutually agreed.

     12.  Certain Representations of the Investor.

          The Investor hereby represents and warrants to the Company, its officers and directors, the following:

          (a)  The Investor is an individual resident of Palm
Beach County, in the state  of Florida.

          (b) The Investor has read carefully and understands this Agreement and has consulted his own attorney or accountant with respect to the investment contemplated hereby and its suitability for the Investor.

          (c) The Company has made available to the Investor, or his designated representatives, during the course of this transaction and prior to the purchase of any of the securities referred to herein, the opportunity to ask questions of and receive answers from the officers and directors of the Company concerning the terms and conditions of the offering or otherwise relating to the financial data and business of the Company, to the extent that the Company or its officers and directors possess such information or can acquire it without unreasonable effort or expense. The
Company has also made available to the Investor for inspection, documents, records, books and other written information about the Company, its business and this investment at the office of the Company at 100 Century Blvd., West Palm Beach, FL 33417.

          (d) The Investor understands and represents that: (i) the Investor must bear the economic risk of this investment for an indefinite period of time because the Shares have not been registered under the Securities Act of 1933, as amended (the
"1933 Act"), or under any state securities laws and, therefore, cannot be resold unless they are subsequently registered under the 1933 Act and the pertinent state securities laws or unless an exemption from such registration is available; (ii) the Investor is purchasing the Shares for investment for his own account and not for the account of any other person, and not with any present view toward resale or other "distribution" thereof within the meaning of the 1933 Act; and (iii) the Investor agrees not to resell or otherwise dispose of all or any part of the Shares, except as permitted by law, including, without limitation, any and all applicable provisions of this Agreement and any regulations under the 1933 Act.

          (e) The Investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares. The Investor represents, warrants and covenants that he is an "Accredited
Investor" within the meaning of Rule 501 of the 1933 Act. In particular, the Investor qualifies as such pursuant to Subsections (a)(5) and (6) of Rule 501, which provides that an Accredited Investor shall include:

          any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000; and any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year."

          (f) The Investor is aware that an investment in the Shares is highly speculative and subject to substantial risks.
The Investor is capable of bearing the high degree of economic risk and burdens of this investment, including the possibility of a complete loss of his investment and the lack of a public market and limited transferability of the Shares, which may make the liquidation of this investment impossible for an indefinite period of time. The financial condition of the Investor is such that he is under no present or contemplated future need to dispose of any of the Shares to satisfy any existing or contemplated undertaking, need or indebtedness.

          (g) All of the information that either Investor has set forth or represented in this Agreement, with respect to his financial position and business and investment experience is correct and complete as of the date of this Agreement and, if there should be any material change in such information prior to the purchase of Shares, the Investor will immediately furnish the revised or corrected information to the Company.

          (h) The Investor is, as of the date hereof, the beneficial owner of _____ shares of the Company's Common Stock.

          (i) The Investor agrees that he shall be bound by all of the terms, conditions, duties and obligations of this Agreement insofar as such matters affect the Company and/or the Investor.

     13.  Restricted Stock and Legend.

          (a) The Investor acknowledges that the Shares offered hereunder are being offered pursuant to a private placement exemption under the 1933 Act, and that the Shares are deemed
"restricted securities" as defined in the 1933 Act. Until the securities offered hereunder become registered with the Securities and Exchange Commission, each certificate representing a share of Common Stock shall bear a legend in substantially the following form:

          THE SHARE(S) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND THE COMPANY HAS RELIED UPON AN EXEMPTION TO THE REGISTRATION REQUIREMENT UNDER THE ACT FOR THE SALE OF THE SHARE(S) REPRESENTED BY THIS CERTIFICATE TO ITS HOLDER. THEREFORE, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED STOCK AND MAY NOT BE SOLD OR TRANSFERRED TO ANY THIRD PARTY WITHOUT EITHER BEING REGISTERED UNDER THE ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

          (b) Prior to any transfer or attempted transfer of any of the Shares issued hereunder, or any interest therein, the Investor shall give the Company written notice of his intention to make such transfer, describing the manner of the intended transfer and the proposed transferee. Promptly after receiving such written notice, the Company shall present copies thereof to counsel for the Company and to any special counsel designated by such Investor or by such holder. If in the opinion of each of such counsel the proposed transfer may be effected without registration of the Shares under the applicable federal or state securities laws, as promptly as practicable, the Company shall notify the Investor of such opinions, whereupon the Shares proposed to be transferred shall be transferred in accordance with the terms of said notice.
The Company shall not be required to effect any such transfer prior to the receipt of such favorable opinion(s); provided, however, the Company may waive the requirement that Investor obtain an opinion of counsel, in its sole and absolute discretion. As a condition to such favorable opinion, counsel for the Company may require an investment letter to be executed by the proposed transferee.

     14.  No Assignment.

          This Agreement is neither transferable nor assignable by the Investor without the prior written consent of the Company.

     15.  General.

          (a) This Agreement shall be binding upon the Investor and the Company and their respective representatives, successors, and permitted assigns;

          (b) This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of Florida;

          (c) all covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

          (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and

          (e) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or when sent by registered mail, return receipt requested, addressed (i) if to the Company, at nStor
Technologies, Inc., 100 Century Blvd., West Palm Beach, FL 33417,
attn: Mark Levy, and (ii) if to the Investor, at the address set forth under its name below, or at such other address as each such party furnishes by notice given in accordance with this
Section 5(e), and shall be effective, when personally delivered, upon receipt, and when so sent by certified mail, four business days after deposit with the United States Postal Service.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 14th day of April, 1999.


nStor Technologies, Inc.               Investor
a Delaware corporation

  /s/ Mark Levy                       /s/ Bernard Marden
By:___________________________         __________________________
   Mark Levy                           Bernard Marden
   Its:  Vice President
                              __________________________
                              Address

                              __________________________
                              Address




EXHIBIT 4.3


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED
OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE ACT OR AN OPINION OF LEGAL COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY,
IS OBTAINED STATING THAT AN EXEMPTION FROM REGISTRATION UNDER THE
ACT IS AVAILABLE. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN.



DATED:  April 14, 1999                                     NO. __

                             WARRANT

                     nSTOR TECHNOLOGIES, INC.

                Warrant to Purchase 250,000 Shares
            of Common Stock, par value $.05 per share

           VOID AFTER 5:00 P.M., EASTERN STANDARD TIME
                        ON APRIL 13, 2002

The Company (as hereafter defined) has previously issued to Holder (as hereafter defined) 500,000 shares of the Company's common stock, par value $.05 per share (the "Common Stock"). As additional consideration for the Holder's purchase of the Common Stock, the Company desires to issue this Warrant (as hereafter defined) in accordance with the terms and conditions set forth herein.

This certifies that, for value received, Bernard Marden
("Marden"), or registered assigns (collectively with Marden, the "Holder"), is entitled to purchase from nStor Technologies, Inc., a Delaware corporation (the "Company"), Two Hundred Fifty Thousand (250,000) fully paid and nonassessable shares (the "Shares") of the Common
Stock of the Company at a price of $2.00 per Share (the "Exercise
Price") at any time from and after April 14, 1999 to and including 5:00 p.m. Eastern Standard Time on April 14, 2002 (the "Exercise Period"), subject to the terms, conditions and adjustments set forth in this Warrant (the "Warrant").

1. Exercise of Warrants. This Warrant may be exercised in whole or in part by the Holder during the Exercise Period upon presentation and surrender hereof, with the attached Purchase
Form duly executed, at the office of the Company located at 100
Century Boulevard, West Palm Beach, FL 33417, accompanied by full payment of the Exercise Price multiplied by the number of Shares of the Company being purchased (the "Purchase Price"), whereupon the Company shall cause the appropriate number of Shares to be issued and shall deliver to the Holder, as promptly as practicable, a certificate representing the Shares being purchased. This
Warrant may be exercised for not less than 1,000 Shares and in additional increments of 1,000 Shares at any time and from time to time during the Exercise Period. Upon each partial exercise hereof, a new
Warrant evidencing the remainder of the Shares will be issued to the Holder, at the Company's expense, as soon as reasonably practicable, at the same Exercise Price, for the same Exercise
Period, and otherwise of like tenor as the Warrant partially exercised. The Purchase Price shall be payable by delivery of a certified or bank cashier's check payable to the Company, or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of the Purchase Price. The Holder shall be deemed for all purposes to have become the holder of record of Shares so purchased upon exercise of this Warrant as of the close of business on the date as of which this Warrant, together with a duly executed Purchase Form, was delivered to the Company and payment of the Purchase Price was made, regardless of the date of delivery of any certificate representing the Shares so purchased, except that if the Company were subject to any legal requirements prohibiting it from issuing shares of Common Stock on such date, the Holder shall be deemed to have become the record holder of such Shares on the next succeeding date as of which the Company ceased to be so prohibited.

2.   Exchange; Restrictions on Transfer or Assignment.  This
Warrant is exchangeable, without expense, at the option of the Holder, upon surrender hereof to the Company for other Warrants of like tenor of different denominations entitling the Holder to purchase in the aggregate the same number of Shares purchasable hereunder. This Warrant and the Holder's rights hereunder may not be transferred, assigned or subjected to a pledge or security interest, except that the Holder may transfer this Warrant in whole or in part (in minimum increments of 1,000 Shares) to a corporation controlled by or under common control with the Holder, by surrender of this Warrant to the Company at its principal office with the assignment form attached hereto duly completed and executed (with signature guaranteed), whereupon the Company, if it determines that the proposed assignment is permitted pursuant to the provisions hereof, shall register the assignment of this Warrant in accordance with the information contained in the assignment instrument and shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such assignment instrument (and, if applicable, a new Warrant in the name of the Holder evidencing any remaining portion of the Warrant not theretofore exercised, transferred or assigned) and this Warrant shall promptly be cancelled. Conditions to the transfer of this Warrant or any portion thereof shall be that the proposed transferee deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions of this Warrant. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged.

3. Rights and Obligations of Warrant Holders. This Warrant does not confer upon the Holder any rights as a shareholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed herein and the Holder, by acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant. Each Holder, by acceptance of this Warrant, agrees that the Company and its transfer agent, if any, may, prior to any presentation of this Warrant for registration of transfer, deem and treat the person in whose name this Warrant is registered as the absolute, true and lawful owner of this Warrant for all purposes whatsoever and neither the Company nor any transfer agent shall be affected by any notice to the contrary.

4. Covenants and Warranties of the Company. The Company covenants and agrees that (i) all Shares which may be issued and delivered upon exercise of this Warrant and payment of the Purchase Price will, upon delivery, be duly authorized, validly issued, fully-paid and nonassessable shares of Common Stock; and (ii) the Company shall at all times during the Exercise Period reserve and keep available a number of authorized but unissued shares of Common Stock sufficient to permit the exercise in full of this Warrant. The Company will take all such actions as may be necessary to assure that all shares of Common Stock may be so issued without violation by the Company of any applicable law or government regulation or any requirement of any securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance, which the Company will transmit promptly upon issuance of such shares). The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

The Company represents and warrants that: (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; (ii) the Company has all requisite corporate power and authority to issue this Warrant and to consummate the transactions contemplated hereby, and such issuance and consummation will not conflict with, result in a material breach of, constitute a material default under or material violation of any provision of the Company's Articles of Incorporation or Bylaws, and to the best knowledge of the Company, any law or regulation of any governmental authority or any provision of any agreement, judgment or decree affecting the Company; and (iii) all corporate action required to be taken by the Company in connection with the execution and delivery of this Warrant and the performance of the Company's obligations hereunder has been taken.

5. Disposition of Warrants or Shares. The Holder acknowledges that this Warrant and the Shares issuable upon exercise thereof have not been registered under the Act or applicable state law.
The Holder agrees, by acceptance of this Warrant, (i) that no sale, transfer or distribution of this Warrant or the Shares shall be made except in compliance with the Act and the rules and regulations promulgated thereunder, including any applicable prospectus delivery requirements and the restrictions on transfer set forth herein, and (ii) that if distribution of this Warrant or any Shares is proposed to be made by it otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law.

6. Adjustment. The number of Shares purchasable upon the exercise of this Warrant and the Exercise Price per Share are subject to adjustment from time to time as provided in this Section 6.

  (a) Subdivision or Combination of Shares. If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares (including a stock split effected as a stock dividend) or combine its outstanding shares of Common Stock into a lesser number of shares, the number of Shares issuable upon exercise of this Warrant shall be adjusted to such number as is obtained by multiplying the number of shares issuable upon exercise of this Warrant immediately prior to such subdivision or combination by a fraction, the numerator of which is the aggregate number of shares of Common Stock outstanding immediately after giving effect to such subdivision or combination and the denominator of which is the aggregate number of shares of Common
Stock outstanding immediately prior to such subdivision or combination, and the Exercise Price per Share shall be correspondingly adjusted to such amount as shall, when multiplied by the number of Shares issuable upon full exercise of this Warrant (as increased or decreased to reflect such subdivision or combination of outstanding shares of Common Stock, as the case may be), equal the product of the Exercise Price per Share in effect immediately prior to such subdivision or combination multiplied by the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or combination.

  (b) Effect of Sale, Merger or Consolidation. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or sale of all or substantially all of the Company's assets to another corporation shall be effected after the date hereof in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the basis and the terms and conditions specified in this Warrant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Warrant, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions of this Warrant (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and delivered to the Holder at its last address appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing sentence, the Holder may be entitled to purchase.

  (c) Notice to Holder of Adjustment. Whenever the number of Shares purchasable upon exercise of this Warrant or the Exercise
Price per Share is adjusted as herein provided, the Company shall cause to be mailed to the Holder, in accordance with the provisions of Section 10 hereof, notice setting forth the adjusted number of Shares purchasable upon the exercise of the Warrant and the adjusted Exercise Price and showing in reasonable detail the computation of the adjustment and the facts upon which such adjustment is based.

  (d) Notices to Holder of Certain Events. If at any time after the date hereof:

       (i) the Company shall declare any dividend or other distribution upon or with respect to the Common Stock payable otherwise than in cash out of the consolidated net income of the Company and any subsidiaries thereof, including any dividend payable in shares of Common Stock or other securities of the Company; or

       (ii) the Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into stock or any rights to subscribe thereto; or

       (iii) there shall be any capital reorganization or reclassification of the capital stock of the Company (other
  than   a change in par value, or from par value to no par value, or from no par value to par value or as result of the subdivision or combination of shares), or any conversion of the Shares into securities of another corporation, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and which does not result in any reclassification or change of the Shares issuable upon exercise of the Warrants); or

       (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to the Holder, not less than ten (10) days before any record date or other date set for the definitive action, written notice of the date upon which the books of the Company shall close or a record shall be taken for purposes of such dividend, distribution or subscription rights or upon which such reorganization, reclassification, conversion, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the number of Shares and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holder of record of the shares of Common Stock shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, conversion, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise the Warrants shall terminate).

  (e) Fractional Shares. The Company shall not be required to issue any fraction of a Share upon the exercise of this Warrant.
The number of full Shares which shall be issuable upon the full or partial exercise of this Warrant shall be computed on the basis of the aggregate number of Shares as to which this Warrant is being exercised. In lieu of any fractional interest in a Share otherwise deliverable upon the exercise of this Warrant, the Company shall pay a cash adjustment (which may be effected as a reduction of the amount to be paid by the Holder upon such exercise) in respect of such fraction of a Share in an amount equal to the same fraction multiplied by the closing sales price of the Common Stock on the principal securities exchange on which the Common Stock is traded, or if the Common Stock is not so listed for trading, the closing bid price of the Common Stock, in each case on the date of the notice of exercise required pursuant to Section 1 above, or the next succeeding trading date, if the date of such notice is not a trading date, or if the Common Stock is not traded on such dates, the next succeeding trading date on which the Common Stock is traded.

  (f) No Other Adjustments. No adjustment to the number of Shares subject to this Warrant or the Exercise Price per Share shall be made pursuant to this Section 6 except as expressly provided herein.

7.   Piggy-Back Registration.

  (a) In the event the Company shall, at any time prior to the expiration of this Warrant, file a registration statement with the Securities and Exchange Commission (the "SEC") to register shares of Common Stock, the Company shall furnish the Holders with at least thirty (30) days prior written notice thereof and such Holders shall have the option to include the Shares to be issued to the Holders upon the exercise of this Warrant in such registration statement. The Holders shall exercise the "piggy-back registration rights" granted pursuant to this Section 7 by giving written notice to the Company within twenty (20) days of the receipt of the aforementioned written notice from the Company.

  (b) Notwithstanding any other provision of this Warrant, the Company's obligations under this Section 7 shall be subject to and limited by the following terms and conditions:

     (i) The obligations of the Company set forth under this
Section 7 shall not arise upon the filing of a registration statement relating solely to shares of Common Stock issued pursuant to employee stock option or other benefit plans, a merger of other business combination or a registration statement which does not include substantially the same information as Form S-1, Form S-2 or Form S-3, or any successor forms thereto.

     (ii) If the Company files a registration statement in connection with a proposed underwritten primary or secondary public offering of Common Stock, the Company shall use its best efforts to cause the managing underwriter of the proposed offering to grant any request by the Holder that Shares purchased by the Holder upon the exercise of this Warrant be included in the proposed public offering on terms and conditions which are customary under industry practice. Notwithstanding any other provision of this Agreement, if the managing underwriter of a proposed primary or secondary public offering of the Common Stock gives written notice to the Company that, in the reasonable opinion of such managing underwriter, marketing factors require a limitation of the total number of shares of Common Stock to be underwritten, then the number of Shares purchased by the Holder upon the exercise of this Warrant which the Company shall be obligated to include in the registration statement shall be reduced in accordance with the limitations imposed by the managing underwriter. Any such limitation imposed by the managing underwriter shall be imposed pro rata among all holders of Common Stock exercising rights granted pursuant to this Section 7 or otherwise, in accordance with the amount of Common
Stock which each such person requested to be included in the registration statement.

  (c) The Company will pay all Registration Expenses (as hereinafter defined) of all registrations under this Warrant;
provided, however, that if a registration is withdrawn at the request of the Holders requesting such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Holders after the date on which such registration was requested), each of the Holders shall pay the Registration Expenses of such registration pro rata in accordance with the number of its Shares included in such registration. For purposes of this Section 7, the term
"Registration Expenses" shall mean all expenses incurred by the Company in complying with this Section 7, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, state Blue Sky fees and expenses, transfer agent fees, cost of engraving of stock certificates, costs for mailing and tombstone advertising, cost of preparing the registration statement, related exhibits, amendments and supplements thereto, underwriting documents, selected dealer agreements, preliminary and final prospectuses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions attributable to the Shares and the fees and expenses of the Holder's own counsel and accountants, which shall be borne by such holders.

8.   Indemnification and Notification.

  (1) The Company will indemnify and hold harmless the Holders, and each person, if any, who controls such Holders within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by any untrue statement of a material fact contained in any registration statement or contained in a prospectus furnished thereunder or caused by any omission to state a material fact therein necessary to make the statement therein not misleading provided, however, that the foregoing indemnification and agreement to hold harmless shall not apply insofar as such losses, claims, damages, expenses and liabilities are caused by any such untrue statement or omissions based upon information furnished in writing to the Company by any such Holder expressly for use in any registration statement or prospectus.

  (2) The Holders will indemnify the Company, and each person who controls the Company within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages, expenses and liabilities caused by an untrue statement of a material fact contained in any registration statement or contained in a prospectus furnished thereunder or caused by an omission to state a material fact therein necessary to make the statement therein not misleading insofar as such losses, claims, damages, expenses and liabilities caused by such untrue statement or omission based upon information furnished in writing to the Company by any such Holder expressly for use in any registration statement or prospectus.

  (3) Promptly after the receipt by any indemnified party of notice of the commencement of any action, said indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liabilities which it may have to them otherwise than under this
Section 8, except if such delay prejudices the indemnifying party. In case any such action is brought against any party who may seek indemnification hereunder and the indemnifying party is notified of the commencement thereof as provided herein, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party will not be liable under this Section 8 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party will not be liable for any settlement effected without its written consent.

9. Survival. The various rights and obligations of the Holder and of the Company as set forth in Sections 4, 5, 6, 7 and 8 hereof shall survive the exercise of this Warrant and the surrender of this instrument upon such exercise.

10. Notice. All notices required by this Warrant to be given or made by the Company shall be given or made by first class mail, postage prepaid, addressed to the registered holder hereof at the address of such holder as shown on the books of the Company.

11. Loss or Destruction. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company and its counsel, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

12.  Miscellaneous.

  (a) Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated except by a written instrument executed by the Company and the Holder.

  (b) This Warrant shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida, without regard to principles of conflicts of laws thereof.

  (c) Each provision of this Warrant shall be interpreted in such a manner as to be effective, valid and enforceable under applicable law, but if any provision of this Warrant is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Warrant in such jurisdiction or any provision hereof in any other jurisdiction.

  (d) No course of dealing or delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder's rights, power or remedies.

  (e) The Company shall pay all expenses incurred by it in connection with, and all documentary stamp and other taxes (other than stock transfer taxes) and other governmental charges that may be imposed in respect of, the issue, sale and delivery of this Warrant and the Shares issuable upon the exercise hereof.

  (f) This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company and the successors and permitted assigns of the Holder.


  IN WITNESS WHEREOF the Company has caused this Warrant to be executed by its duly authorized officer as of the 14 day of April, 1999.

ATTEST:                 nSTOR TECHNOLOGIES, INC.

By:/s/ Bernard Marden   By: /s/ Mark F. Levy
Name:                   Name:
Title:                  Title:



                               ASSIGNMENT

  To be executed by the registered holder to effect a permitted transfer of the within Warrant. Capitalized terms have the same meanings ascribed to them in the within Warrant.


FOR VALUE RECEIVED _______________________________________
                                      ("Assignor")
hereby sells, assigns and transfers unto

______________________________________
("Assignee")
(Name)

______________________________________
                 (Address)

______________________________________


the right to purchase __________ shares of Common Stock of nStor Technologies, Inc. evidenced by the within Warrant, together with all right, title and interest therein, and does irrevocably constitute and appoint _____________________________ attorney to transfer the said right on the books of said corporation with full power of substitution in the premises.

  In satisfaction of a condition to the effectiveness of this assignment, Assignor hereby certifies that Assignee is a corporation controlled by or under common control with Assignor.


Date:  ______________________        Assignor:


            By_________________________
            Its_________________________


            Signature: __________________




                                     PURCHASE FORM

  To be executed upon exercise of the within Warrant.
Capitalized terms have the same meanings ascribed to them in the within Warrant.


TO:  nStor Technologies, Inc.

  The undersigned hereby exercises the right to purchase
_____________ Shares of Common Stock evidenced by the within Warrant, according to the terms and conditions thereof, and hereby makes payment of the Purchase Price. The undersigned requests that certificates for the Shares shall be issued in the name set forth below:

Dated: April 14, 1999
Name:_________________________________


             ______________________________________
                   (Address)


             Social Security No. _________________
            or other identifying number